EXHIBIT 23

[LETTERHEAD]

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-59161, No. 33-62897, No.333-59009) and in the Registration Statements on Form S-8 (No. 33-59783, No. 33-48770, No. 33-22902, No. 33-1329, No. 33-32504, No. 333-06977, No. 333-06989, No. 333-78429, No. 333-62382 and No. 333-88476), of Ryerson Tull, Inc. of our report dated February 19, 2003 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/S/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Chicago, Illinois

February 27, 2003